EXHIBIT 99.1

AutoZone Fourth Quarter Sales Up 2.5%; Adjusted EPS Up 7.3%

MEMPHIS, Tenn., Sept. 21, 2005 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today reported sales of $1.882 billion for its fiscal fourth quarter (16 weeks) ended August 27, 2005, up 2.5% from fiscal fourth quarter 2004. Same store sales, or sales for domestic stores open at least one year, were down 1% for the quarter. Operating margin decreased 116 basis points from last year to 18.7%, while operating profit decreased 3.5% over the prior year.

Net income for the quarter decreased 1.3% over the same period last year to $206.6 million, while diluted earnings per share, reflecting net income and the benefit of the Company's share repurchase program, increased 5.4% to $2.66 per share from $2.53 per share reported in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 48.7% (versus 49.2% last year). Last year's gross margin reflected $15.5 million of pre-tax gain from warranty credits. On a comparable basis, gross profit, for the quarter, as a percentage of sales, was 48.7% versus 48.3% last year. The improvement in comparable gross margin was largely due to the Company's ongoing category management initiatives as well as reduced sales of non-core, lower-margin, merchandise. Operating expenses, as a percentage of sales, were 30.0% (versus 29.4% last year). The increase in operating expenses reflected efforts to improve the customer shopping experience, from expanding hours of operation to ensuring stores were properly merchandised and well presented. Excluding last year's warranty credit, operating profit was up 0.8%.

Additionally, for this year's quarter there was a discrete income tax benefit of $6 million. Therefore, on a comparable basis, diluted earnings per share increased 7.3% to $2.59 versus the year-ago quarter of $2.41.

Under its ongoing share repurchase program, AutoZone repurchased 1.3 million shares of its common stock for $118.3 million during the fourth quarter, at an average price of $93 per share. Since 1998 cumulative share repurchases have totaled $4.1 billion, or 87.0 million shares at an average price of $47 per share.

The Company's gross per store inventory level (the reported balance sheet inventory, which is total inventory less supplier owned pay-on-scan) as of August 27, 2005, was $453 thousand versus $448 thousand last year. Net inventory, defined as gross inventory less accounts payable, decreased on a per store level to $34 thousand from $38 thousand last year reflecting an increase in accounts payable to 92.5% of inventory from 91.5% of inventory in the prior year. The increase in gross inventory levels reflects the Company's efforts to invest in the right part at the right place to further enhance its industry-leading brand in the eyes of its customers.

"Our operating margin this quarter reflects actions we took to improve the in-store customer experience. We increased training, placed additional focus on improving the appearance of our stores, and we intensified efforts to drive our unique and powerful culture. We are encouraged by our customers' and AutoZoners' initial response to these new initiatives. We will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively, while looking to leverage our industry-leading position," said Bill Rhodes, President and Chief Executive Officer.

During the quarter ended August 27, 2005, AutoZone opened 87 new stores and replaced 3 stores in the U.S. while additionally opening 8 new stores in Mexico. As of August 27, 2005, the Company had 3,592 domestic stores and 81 stores in Mexico.

AutoZone is the nation's leading retailer of automotive parts and accessories. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many domestic stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a one-hour conference call this morning, Wednesday, September 21, 2005, beginning at 10:00 a.m. (EDT) to discuss the fourth quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (402) 220-4124 through Wednesday, September 28, 2005, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). This information should not be considered a substitute for any measures derived in accordance with GAAP. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results. Management manages the Company's debt levels to a ratio of adjusted debt to EBITDAR, as shown on the attached tables. This is important information for the Company's management of its debt levels. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

The AutoZone logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1759

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; gasoline prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and our ability to continue to negotiate pay-on-scan and other arrangements with our vendors. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 28, 2004, for more information related to those risks.

 AutoZone's 4th Quarter Highlights - Fiscal 2005

 Condensed Consolidated Statements of Operations
 4th Quarter
 (in thousands, except per share data)

                            GAAP Results              Adjustments
                       ----------------------   ----------------------
                            16 Weeks Ended          16 Weeks Ended
                         8/27/05     8/28/04    8/27/05(a)  8/28/04(b)
                       ----------  ----------   ----------  ----------
 Net sales             $1,882,236  $1,835,728   $       --  $       --
 Cost of sales            965,963     932,737           --      15,469
                       ----------  ----------   ----------  ----------
 Gross profit             916,273     902,991           --     (15,469)
 Operating, SG&A
  expenses                565,103     539,236           --          --
                       ----------  ----------   ----------  ----------
 Operating profit
  (EBIT)                  351,170     363,755           --     (15,469)
 Interest expense,
  net                      32,785      28,713           --          --
                       ----------  ----------   ----------  ----------
 Income before taxes      318,385     335,042           --     (15,469)
 Income taxes             111,770     125,650        6,029      (5,801)
                       ----------  ----------   ----------  ----------
 Net income            $  206,615  $  209,392   $   (6,029) $   (9,668)
                       ==========  ==========   ==========  ==========
 Net income per share:
   Basic               $     2.69  $     2.56   $    (0.08) $    (0.12)
   Diluted             $     2.66  $     2.53   $    (0.08) $    (0.12)
 Weighted average
  shares outstanding:
   Basic                   76,778      81,755
   Diluted                 77,574      82,887

                                                   Adjusted
                                          ---------------------------
                                                16 Weeks Ended
                                          8/27/05(a)       8/28/04(b)
                                          ----------       ----------
 Net sales                                $1,882,236       $1,835,728
 Cost of sales                               965,963          948,206
                                          ----------       ----------
 Gross profit                                916,273          887,522
 Operating, SG&A expenses                    565,103          539,236
                                          ----------       ----------
 Operating profit  (EBIT)                    351,170          348,286
 Interest expense, net                        32,785           28,713
                                          ----------       ----------
 Income before taxes                         318,385          319,573
 Income taxes                                117,799          119,849
                                          ----------       ----------
 Net income                               $  200,586       $  199,724
                                          ==========       ==========
 Net income per share:
  Basic                                   $     2.61       $     2.44
  Diluted                                 $     2.59       $     2.41
 Weighted average shares outstanding:
  Basic                                       76,778           81,755
  Diluted                                     77,574           82,887

 (a) Fiscal 2005 income taxes include a discrete tax benefit of $6.0 million.
 (b) Fiscal 2004 cost of sales includes a $15.5 million pre-tax gain
     ($9.7 million after-tax) from warranty.

 Full Year
 (in thousands, except per share data)

                           GAAP Results             Adjustments
                     ----------------------   -----------------------
                          52 Weeks Ended          52 Weeks Ended
                       8/27/05     8/28/04    8/27/05(a)   8/28/04(b)
                     ----------  ----------   ----------   ----------
 Net sales           $5,710,882  $5,637,025   $       --   $       --
 Cost of Sales        2,918,334   2,880,446           --       42,094
                     ----------  ----------   ----------   ----------
 Gross profit         2,792,548   2,756,579           --      (42,094)
 Operating SG&A
  expenses            1,816,884   1,757,873      (40,321)           0
                     ----------  ----------   ----------   ----------
 Operating profit
  (EBIT)                975,664     998,706       40,321      (42,094)
 Interest expense,
  net                   102,443      92,804           --           --
                     ----------  ----------   ----------   ----------
 Income before
  taxes                 873,221     905,902       40,321      (42,094)
 Taxes                  302,202     339,700       36,248      (15,784)
                     ----------  ----------   ----------   ----------
 Net income          $  571,019  $  566,202   $    4,073   $  (26,310)
                     ==========  ==========   ==========   ==========
 Net income
  per share:
   Basic             $     7.27  $     6.66   $     0.05   $    (0.31)
   Diluted           $     7.18  $     6.56   $     0.05   $    (0.30)
 Weighted average
  shares outstanding:
   Basic                 78,530      84,993
   Diluted               79,508      86,350

                                                    Adjusted
                                           --------------------------
                                                 52 Weeks Ended
                                           8/27/05(a)      8/28/04(b)
                                           ----------      ----------
 Net sales                                 $5,710,882      $5,637,025
 Cost of Sales                              2,918,334       2,922,540
                                           ----------      ----------
 Gross profit                               2,792,548       2,714,485
 Operating SG&A expenses                    1,776,563       1,757,873
                                           ----------      ----------
 Operating profit  (EBIT)                   1,015,985         956,612
 Interest expense, net                        102,443          92,804
                                           ----------      ----------
 Income before taxes                          913,542         863,808
 Taxes                                        338,450         323,916
                                           ----------      ----------
 Net income                                $  575,092      $  539,892
                                           ==========      ==========
 Net income per share:
   Basic                                   $     7.32      $     6.35
   Diluted                                 $     7.23      $     6.25
 Weighted average shares outstanding:
   Basic                                       78,530          84,993
   Diluted                                     79,508          86,350

 (a) Fiscal year 2005 includes a ($40.3 million pre-tax or $25.4 million net of tax) non-cash adjustment, substantially all of which relates to prior years, associated with accounting for leases and leasehold improvements. Additionally, fiscal year 2005 income taxes include a $21.3 million benefit primarily from the planned one-time repatriation from foreign subsidiaries, and discrete tax benefits.
 (b) Fiscal 2004 cost of sales includes a $42.1 million pre-tax gain ($26.3 million after tax) from warranty.

 Selected Balance Sheet Information
 (in thousands)
                                          August 27,      August 28,
                                             2005            2004
                                         -----------     -----------
 Merchandise inventories                 $ 1,663,860     $ 1,561,479
 Current assets                            1,929,459       1,755,757
 Property and equipment, net               1,937,615       1,790,089
 Total assets                              4,245,257       3,912,565
 Accounts payable                          1,539,776       1,429,128
 Current liabilities                       1,811,159       1,751,051
 Debt                                      1,861,850       1,869,250
 Stockholders' equity                        391,007         171,393
 Working capital                             118,300           4,706

 -------------------------------------------------------------------

 Adjusted Debt/EBITDAR                    August 27,      August 28,
 (Trailing 4 Qtrs)                           2005            2004
 ---------------------                   -----------     -----------
 Net income                              $   571,019     $   566,202
 Add: Interest                               102,443          92,804
      Taxes                                  302,202         339,700
                                         -----------     -----------
 EBIT                                        975,664         998,706

 Add: Depreciation                           135,597         106,891
      Rent expense                           150,645         116,937
                                         -----------     -----------
 EBITDAR                                 $ 1,261,906     $ 1,222,534

 Debt                                    $ 1,861,850     $ 1,869,250
 Add: Rent x 6(a)                            774,708         701,622
                                         -----------     -----------
 Adjusted debt                           $ 2,636,558     $ 2,570,872

 Adjusted debt to EBITDAR                        2.1             2.1

 (a) Excludes the impact from the cumulative lease accounting adjustment recorded in the second quarter of fiscal year 2005.

 Selected Cash Flow Information
 (in thousands)
                               16 Weeks Ended         52 Weeks Ended
                            --------------------  --------------------
                            August 27, August 28, August 27, August 28,
                               2005      2004        2005       2004
                            ---------  ---------  ---------  ---------

 Depreciation               $  38,928  $  34,050  $ 135,597  $ 106,891
 Capital spending           $  96,539  $  72,692  $ 283,478  $ 184,870

 Cash flow before
  share repurchase:

 Net decrease in cash
  and cash equivalents      $  (2,568) $ (10,951) $  (2,042) $ (16,250)
 Subtract increase in debt    (52,675)    70,333     (7,400)   322,405
 Subtract share repurchases  (118,294)  (317,799)  (426,852)  (848,102)
                            ---------  ---------  ---------  ---------
 Cash flow before share
  repurchases and changes
  in debt                   $ 168,401  $ 236,515  $ 432,210  $ 509,447
                            =========  =========  =========  =========

 Other Selected Financial Information
 (in thousands)

                                   August 27, 2005    August 28, 2004
                                   ---------------    ---------------
 Cumulative share
  repurchases ($)                     $4,101,766         $3,674,913

 Cumulative share
  repurchases (shares)                    87,035             82,214
 Shares outstanding,
  end of quarter                          76,539             79,628
 --------------------------------------------------------------------
                                   August 27, 2005    August 28, 2004
                                   ---------------    ---------------

 Return on Equity (ROE)(a)                 203.0%             207.7%
 --------------------------------------------------------------------
                                          Trailing 4 Quarters
                                   August 27, 2005    August 28, 2004
                                   ---------------    ---------------

 Return on Invested
  Capital (ROIC)(a)                         23.9%              25.1%
 --------------------------------------------------------------------
 (a) Excludes the impact from the cumulative lease accounting adjustment and the one-time income tax benefit from the
     repatriation from foreign subsidiaries recorded in the second quarter of fiscal year 2005.

 AutoZone's 4th Quarter Fiscal 2005
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                  16 Weeks Ended      52 Weeks Ended
                                Aug. 27,  Aug. 28,  Aug. 27,  Aug. 28,
                                  2005      2004      2005      2004
                                -------   -------   -------   -------
 Domestic stores:
  Store count:
  Stores opened                      87        84       175       202
  Stores closed                    --           1         3         1
  Replacement stores                  3         2         7         4
  Total domestic stores           3,592     3,420

  Stores with commercial sales    2,104     2,209

  Square footage
   (in thousands):               22,808    21,689
  Square footage per store        6,350     6,342
 Stores in Mexico:
  Stores opened                       8         3        18        14
  Total stores in Mexico             81        63

 Total stores chainwide           3,673     3,483

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                            16 Weeks Ended       Trailing 4 Quarters
                        August 27,  August 28,  August 27,  August 28,
                          2005        2004        2005        2004
                       ----------  ----------  ----------  ----------
 Total retail
  sales ($ in
  thousands)           $1,586,339  $1,540,854  $4,795,648  $4,727,402
    % Increase vs. LY
      retail sales              3%         (1%)         1%          2%
 Total commercial
  sales ($ in
  thousands)           $  229,703  $  239,715  $  718,150  $  740,480
    % Increase vs. LY
      commercial sales         (4%)         5%         (3%)        11%

 Sales per average store
  ($ in thousands)     $      512  $      527  $    1,573  $    1,647
 Sales per average
  square foot                  81          83         248         259

                            16 Weeks Ended          52 Weeks Ended
                        August 27,  August 28,  August 27,  August 28,
                          2005        2004        2005        2004
                       ----------  ----------  ----------  ----------
 Same store sales           (1%)        (3%)        (2%)         0%

 Inventory Statistics (Total Stores)
 -----------------------------------
                                                     as of
                                         August 27,        August 28,
                                            2005              2004
                                         ----------        ----------
 Accounts payable/inventory                  92.5%             91.5%

 ($ in thousands)
 Gross inventory(a)                      $1,663,860        $1,561,479
 Gross inventory(a) / store              $      453        $      448

 Net inventory (net of payables)         $  124,084        $  132,351
 Net inventory  / store                  $       34        $       38

 (a)  Gross inventory excludes Pay On Scan inventory. This is the reported balance sheet number.

                                              Trailing 4 Quarters
                                           August 27,       August 28,
                                              2005             2004
                                           ---------        ---------
 Inventory turns:
  Based on average inventories                 1.8 x            1.9 x
  Based on ending inventories                  1.8 x            1.8 x
 Inventory turns, net of payables:
  Based on average inventories                 9.7 x            9.7 x
  Based on ending inventories                 23.5 x           21.8 x

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
          (901) 495-7005
          brian.campbell@autozone.com

          Media:
          Ray Pohlman
          (901) 495-7962
          ray.pohlman@autozone.com